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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                yesmail.com, inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

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
                Delaware                                         36-4020286
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(State of Incorporation or organization)            (I.R.S. Employer Identification No.)


565 Lakeview Parkway, Suite 135, Vernon Hills, IL                   60061
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(Address of principal executive offices)                          (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.0001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

        Incorporated by reference to Description of Capital Stock section and Shares Eligible for Future Sales sections on pages [49-51] of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 7, 1999, as amended (file number 333-80137) (the "S-1 Registration Statement").

Item 2. Exhibits.

        The following exhibits are filed as a part of this Registration
Statement:

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
        *1.1 Third Amendment and Restated Certificate of Incorporation of Registrant dated May 20, 1999.

        *1.2 Form of Amended and Restated Certificate of Incorporation of Registration to be filed upon closing of the Registrant's initial public offering.
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* Incorporated by reference to Exhibits 3.1 through 3.2 to the S-1 Registration
  Statement.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: July 29, 1999                                 yesmail.com, inc.


                                                     By: /s/ DAVID B. MENZEL
                                                         -----------------------
                                                         David B. Menzel,
                                                         Chief Financial Officer